Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-140267) pertaining to the IsoTis S.A. Stock Option Plan 2003/2 and IsoTis S.A. Stock Option Plan 2003/01, as amended, and in the Registration Statement (Form S-8 No. 333-140281) pertaining to the IsoTis, Inc. 2006 Incentive Award Plan of our report dated April 15, 2005, with respect to the consolidated financial statements and schedule of IsoTis S.A. included in the Annual Report (Form 20-F) for the year ended December 31, 2006.
Ernst & Young Ltd.
/s/ Mark Hawkins                                        /s/ Laurent Bludzien
Geneva, Switzerland
May 10, 2007